Exhibit 99

Chemed Reports First-Quarter 2012 Results

CINCINNATI--(BUSINESS WIRE)--April 19, 2012--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2012, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 6.7% to $353 million
  GAAP Diluted EPS increased 26.2% to $1.06
  Adjusted Diluted EPS increased 13.1% to $1.21

VITAS segment operating results:

  Net Patient Revenue of $261 million, an increase of 10.7%
  Average Daily Census (ADC) of 13,703, an increase of 6.1%
  Admissions of 16,322, an increase of 3.3%
  Net Income of $19.6 million, an increase of 8.3%
  Adjusted EBITDA of $35.5 million, an increase of 6.8%
  Adjusted EBITDA margin of 13.6%, a decrease of 49 basis points

Roto-Rooter segment operating results:

  Revenue of $92.1 million, a decrease of 3.3%
  Unit-for-unit job count of 168,778, a decrease of 4.2%
  Net Income of $7.5 million, a decrease of 11.9%
  Adjusted EBITDA of $14.0 million, a decrease of 9.9%
  Adjusted EBITDA margin of 15.3%, a decrease of 111 basis points

VITAS

Net revenue for VITAS was $261 million in the first quarter of 2012, which is an increase of 10.7% over the prior-year period. This revenue growth was the result of increased ADC of 6.1%, driven by an increase in admissions of 3.3%, increased discharges of 4.1% and Medicare price increases of approximately 2.5%. Revenue growth was further enhanced by an additional day of revenue due to 2012 being a leap year, reversal of Medicare cap liabilities and favorable geographic mix shift within the patient base.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $207.12, which is 2.6% above the prior-year period. Routine home care reimbursement and high acuity care averaged $162.75 and $713.38, respectively, per patient per day in the first quarter of 2012. During the quarter, high acuity days of care were 8.1% of total days of care, 10 basis points lower than the prior-year quarter.

In the first quarter of 2012, VITAS recorded a positive revenue adjustment of $2.6 million due to the reversal of estimated Medicare Cap billing limitations recorded in the fourth quarter of 2011. This compares with a similar adjustment of $1.0 million for reversal of Medicare Cap in the first quarter of 2011.

Of VITAS’ 35 unique Medicare provider numbers, 31 provider numbers have a Medicare Cap cushion of 10% or greater during the first six months of the 2012 Medicare Cap year; two provider numbers have a Medicare Cap cushion between 5% and 10%; and two provider numbers have a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $207 million during the most recent twelve-month period.

The first quarter of 2012 gross margin, excluding the impact of Medicare Cap, was 20.4%, which is a decline of 108 basis points from the first quarter of 2011. This decline in margin is primarily the result of expansion of losses in start-up locations and increased costs associated with certification of new inpatient units.

Selling, general and administrative expense was $19.7 million in the first quarter of 2012, which is an increase of 5.5% when compared to the prior-year quarter. Adjusted EBITDA totaled $35.5 million in the quarter, an increase of 6.8% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 12.7% in the quarter which was 99 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $92.1 million for the first quarter of 2012, a decrease of 3.3% over the prior-year quarter. This revenue decline is attributed primarily to unseasonably warm weather in the Northeast and Midwest which resulted in minimal residential repairs related to problems associated with frozen pipes.

Unit-for-unit job count in the first quarter of 2012 declined 4.2% when compared to the prior-year period. During the first quarter of 2012, total residential jobs decreased 7.5%, as residential plumbing jobs declined 2.5% and residential drain cleaning jobs decreased 9.9%, when compared to the first quarter of 2011. Residential jobs represented 69% of total job count in the quarter. Total commercial jobs increased 4.2%, with commercial plumbing/excavation job count increasing 7.6% and commercial drain cleaning increasing 3.1%, when compared to the prior-year quarter. The “All Other” residential and commercial job category, which represents less than 2% of aggregate job count, decreased 5.7%.

Roto-Rooter’s gross margin was 43.7% in the quarter, a 46 basis point decline when compared to the first quarter of 2011. Adjusted EBITDA in the first quarter of 2012 totaled $14.0 million, a decline of 9.9%, and the Adjusted EBITDA margin was 15.3% in the quarter, a decline of 111 basis points, when compared to the prior-year quarter.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $169 million at March 31, 2012. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed entered into a five-year Credit Agreement that consists of a $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At March 31, 2012, this facility had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures through March 2012 aggregated $12.0 million and compares to depreciation and amortization during the same period of $7.4 million.

The Company increased its quarterly dividend from $0.14 to $0.16 per share in the third quarter of 2011. In addition, the company has $75.3 million remaining under Chemed’s previously announced share repurchase program.

Guidance for 2012

VITAS expects to achieve full-year 2012 revenue growth, prior to Medicare Cap, of 5.0% to 8.0%. Admissions in 2012 are estimated to increase approximately 2.5% to 4.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.0% to 15.5%. Effective October 1, 2011, Medicare increased the average hospice reimbursement rates by approximately 2.5%. Guidance assumes VITAS will incur $3.75 million of estimated Medicare contractual billing limitations for the remainder of calendar year 2012.

Roto-Rooter expects to achieve full-year 2012 revenue growth of 2.0% to 4.0%. The revenue estimate is a result of increased pricing of approximately 2%, a favorable mix shift to higher revenue jobs, with job count estimated to range between down 1% to up 1%. Adjusted EBITDA margin for 2012 is estimated in the range of 16.5% to 17.5%.

Based upon the above, management estimates 2012 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $5.35 to $5.50. This compares to Chemed’s 2011 reported adjusted earnings per diluted share of $4.78.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Friday, April 20, 2012, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 510-0146 for U.S. and Canadian participants and (617) 614-3449 for international participants. The participant passcode is 69841218. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 13277447. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 13,700 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2012	2011
Service revenues and sales	$352,943	$330,918
Cost of services provided and goods sold	257,445	237,458
Selling, general and administrative expenses (aa)	53,167	55,654
Depreciation	6,241	6,288
Amortization	1,113	970
Total costs and expenses	317,966	300,370
Income from operations	34,977	30,548
Interest expense	(3,617)	(3,244)
Other income/(expense)--net (bb)	2,095	2,102
Income before income taxes	33,455	29,406
Income taxes	(13,010)	(11,305)
Net income	$20,445	$18,101

Earnings Per Share
Net income	$1.08	$0.86
Average number of shares outstanding	18,958	21,055

Diluted Earnings Per Share
Net income	$1.06	$0.84
Average number of shares outstanding	19,353	21,568

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2012	2011
SG&A expenses before long-term incentive compensation and the impact of market value gains of deferred compensation plans	$51,034	$50,578
Market value gains on assets held in deferred compensation trusts	2,133	2,064
Long-term incentive compensation	-	3,012
Total SG&A expenses	$53,167	$55,654

(bb) Other income/(expense)--net comprises (in thousands):
	Three Months Ended March 31,
	2012	2011
Market value gains on assets held in deferred compensation trusts	$2,133	$2,064
Loss on disposal of property and equipment	(81)	(21)
Interest income	51	61
Other	(8)	(2)
Total other income/(expense)--net	$2,095	$2,102

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$34,214	$59,745
Accounts receivable less allowances	110,656	92,912
Inventories	8,468	7,967
Current deferred income taxes	13,725	13,352
Prepaid income taxes	637	-
Prepaid expenses	9,576	9,538
Total current assets	177,276	183,514
Investments of deferred compensation plans held in trust	35,055	31,897
Properties and equipment, at cost less accumulated depreciation	88,579	79,146
Identifiable intangible assets less accumulated amortization	57,941	57,579
Goodwill	461,064	458,434
Other assets	11,568	12,158
Total Assets	$831,483	$822,728

Liabilities
Current liabilities
Accounts payable	$52,999	$38,249
Income taxes	13,334	8,250
Accrued insurance	37,305	35,511
Accrued compensation	35,834	39,469
Other current liabilities	15,724	14,457
Total current liabilities	155,196	135,936
Deferred income taxes	27,256	24,164
Long-term debt	168,759	161,054
Deferred compensation liabilities	34,186	31,437
Other liabilities	11,629	6,267
Total Liabilities	397,026	358,858
Stockholders' Equity
Capital stock	31,063	30,709
Paid-in capital	404,546	379,167
Retained earnings	564,130	488,439
Treasury stock, at cost	(567,279)	(436,427)
Deferred compensation payable in Company stock	1,997	1,982
Total Stockholders' Equity	434,457	463,870
Total Liabilities and Stockholders' Equity	$831,483	$822,728

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows from Operating Activities
Net income	$20,445	$18,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,354	7,258
Provision for deferred income taxes	(3,397)	814
Provision for uncollectible accounts receivable	2,245	2,111
Amortization of discount on convertible notes	1,975	1,846
Stock option expense	1,938	1,933
Noncash long-term incentive compensation	-	2,595
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	(34,949)	17,923
Decrease/(increase) in inventories	200	(239)
Decrease in prepaid expenses	1,833	747
Decrease in accounts payable and other current liabilities	(3,894)	(12,137)
Increase in income taxes	15,532	9,739
Increase in other assets	(3,654)	(3,667)
Increase in other liabilities	5,241	3,227
Excess tax benefit on share-based compensation	(797)	(1,895)
Other sources	309	185
Net cash provided by operating activities	10,381	48,541
Cash Flows from Investing Activities
Capital expenditures	(12,018)	(6,173)
Business combinations	(415)	-
Other sources/(uses)	311	(109)
Net cash used by investing activities	(12,122)	(6,282)
Cash Flows from Financing Activities
Dividends paid	(3,072)	(2,977)
Purchases of treasury stock	(1,431)	(24,260)
Proceeds from issuance of capital stock	1,042	3,647
Excess tax benefit on share-based compensation	797	1,895
Increase/(decrease) in cash overdrafts payable	226	(8,310)
Debt issuance costs	-	(2,708)
Other sources	312	282
Net cash used by financing activities	(2,126)	(32,431)
Increase/(Decrease) in Cash and Cash Equivalents	(3,867)	9,828
Cash and cash equivalents at beginning of year	38,081	49,917
Cash and cash equivalents at end of period	$34,214	$59,745

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Service revenues and sales	$260,847	$92,096	$-	$352,943
Cost of services provided and goods sold	205,620	51,825	-	257,445
Selling, general and administrative expenses (a)	19,748	26,153	7,266	53,167
Depreciation	4,025	2,085	131	6,241
Amortization	490	154	469	1,113
Total costs and expenses	229,883	80,217	7,866	317,966
Income/(loss) from operations	30,964	11,879	(7,866)	34,977
Interest expense (a)	(62)	(108)	(3,447)	(3,617)
Intercompany interest income/(expense)	755	395	(1,150)	-
Other income/(expense)—net	(31)	(20)	2,146	2,095
Income/(loss) before income taxes	31,626	12,146	(10,317)	33,455
Income taxes (a)	(11,999)	(4,650)	3,639	(13,010)
Net income/(loss)	$19,627	$7,496	$(6,678)	$20,445

2011
Service revenues and sales	$235,673	$95,245	$-	$330,918
Cost of services provided and goods sold	184,300	53,158	-	237,458
Selling, general and administrative expenses (b)	18,711	26,740	10,203	55,654
Depreciation	4,167	1,984	137	6,288
Amortization	483	132	355	970
Total costs and expenses	207,661	82,014	10,695	300,370
Income/(loss) from operations	28,012	13,231	(10,695)	30,548
Interest expense (b)	(48)	(64)	(3,132)	(3,244)
Intercompany interest income/(expense)	1,213	639	(1,852)	-
Other income/(expense)-net	30	(9)	2,081	2,102
Income/(loss) before income taxes	29,207	13,797	(13,598)	29,406
Income taxes (b)	(11,082)	(5,286)	5,063	(11,305)
Net income/(loss)	$18,125	$8,511	$(8,535)	$18,101

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Net income/(loss)	$19,627	$7,496	$(6,678)	$20,445
Add/(deduct):
Interest expense	62	108	3,447	3,617
Income taxes	11,999	4,650	(3,639)	13,010
Depreciation	4,025	2,085	131	6,241
Amortization	490	154	469	1,113
EBITDA	36,203	14,493	(6,270)	44,426
Add/(deduct):
Legal expenses of OIG investigation	71	-	-	71
Acquisition expenses	-	15	-	15
Expenses of class action litigation	-	647	-	647
Stock option expense	-	-	1,938	1,938
Advertising cost adjustment (c)	-	(706)	-	(706)
Interest income	(30)	(8)	(13)	(51)
Intercompany interest income/(expense)	(755)	(395)	1,150	-
Adjusted EBITDA	$35,489	$14,046	$(3,195)	$46,340

2011
Net income/(loss)	$18,125	$8,511	$(8,535)	$18,101
Add/(deduct):
Interest expense	48	64	3,132	3,244
Income taxes	11,082	5,286	(5,063)	11,305
Depreciation	4,167	1,984	137	6,288
Amortization	483	132	355	970
EBITDA	33,905	15,977	(9,974)	39,908
Add/(deduct):
Legal expenses of OIG investigation	511	-	-	511
Acquisition expenses	64	6	-	70
Expenses of class action litigation	-	495	-	495
Long-term incentive compensation	-	-	3,012	3,012
Stock option expense	-	-	1,933	1,933
Advertising cost adjustment (c)	-	(250)	-	(250)
Interest income	(37)	(7)	(17)	(61)
Intercompany interest income/(expense)	(1,213)	(639)	1,852	-
Adjusted EBITDA	$33,230	$15,582	$(3,194)	$45,618

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2012	2011
Net income as reported	$20,445	$18,101

Add/(deduct):
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,225	1,132
After-tax stock option expense	1,224	1,223
After-tax cost of expenses of class action litigation	393	301
After-tax cost of legal expenses of OIG investigation	44	317
After-tax cost of acquisition expenses	9	44
After-tax cost of long-term incentive compensation	-	1,880
Adjusted net income	$23,340	$22,998

Earnings Per Share As Reported
Net income	$1.08	$0.86
Average number of shares outstanding	18,958	21,055
Diluted Earnings Per Share As Reported
Net income	$1.06	$0.84
Average number of shares outstanding	19,353	21,568

Adjusted Earnings Per Share
Net income	$1.23	$1.09
Average number of shares outstanding	18,958	21,055
Adjusted Diluted Earnings Per Share
Net income	$1.21	$1.07
Average number of shares outstanding	19,353	21,568

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2012	2011
Net revenue ($000) (d)
Homecare	$186,597	$168,652
Inpatient	29,152	27,386
Continuous care	42,521	38,625
Total before Medicare cap allowance	$258,270	$234,663
Medicare cap allowance	2,577	1,010
Total	$260,847	$235,673
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.2%	71.8%
Inpatient	11.3	11.7
Continuous care	16.5	16.5
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	1.0	0.4
Total	101.0%	100.4%
Average daily census ("ADC") (days)
Homecare	9,613	8,833
Nursing home	2,986	3,033
Routine homecare	12,599	11,866
Inpatient	472	450
Continuous care	632	603
Total	13,703	12,919

Total Admissions	16,322	15,798
Total Discharges	16,196	15,552
Average length of stay (days)	82.4	78.9
Median length of stay (days)	14.0	13.0
ADC by major diagnosis
Neurological	34.2%	34.0%
Cancer	17.9	17.9
Cardio	11.6	11.8
Respiratory	6.6	6.7
Other	29.7	29.6
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.6%	19.5%
Cancer	32.1	31.7
Cardio	11.8	11.1
Respiratory	8.7	9.1
Other	27.8	28.6
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	50.4%	51.1%
Inpatient	14.1	13.0
Continuous care	19.9	20.5
Homecare margin drivers (dollars per patient day)
Labor costs	$57.76	$55.38
Drug costs	8.33	7.97
Home medical equipment	6.82	6.66
Medical supplies	2.75	2.76
Inpatient margin drivers (dollars per patient day)
Labor costs	$314.34	$306.66
Continuous care margin drivers (dollars per patient day)
Labor costs	$569.54	$544.16
Bad debt expense as a percent of revenues	0.8%	0.6%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	36.6	55.3
Days of revenue outstanding- including unapplied Medicare payments	30.8	29.1

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2012, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Legal expenses of OIG investigation	$(71)	$-	$-	$(71)
	Acquisition expenses	-	(15)	-	(15)
	Expenses of class action litigation	-	(647)	-	(647)
	Stock option expense	-	-	(1,938)	(1,938)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,935)	(1,935)
	Pretax impact on earnings	(71)	(662)	(3,873)	(4,606)
	Income tax benefit/(charge) on the above	27	260	1,424	1,711
	After-tax impact on earnings	$(44)	$(402)	$(2,449)	$(2,895)

(b)	Included in the results of operations for the three months ended March 31, 2011, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Legal expenses of OIG investigation	$(511)	$-	$-	$(511)
	Acquisition expenses	(64)	(6)	-	(70)
	Expenses of class action litigation	-	(495)	-	(495)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Stock option expense	-	-	(1,933)	(1,933)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,790)	(1,790)
	Pretax impact on earnings	(575)	(501)	(6,735)	(7,811)
	Income tax benefit/(charge) on the above	218	196	2,500	2,914
	After-tax impact on earnings	$(357)	$(305)	$(4,235)	$(4,897)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2012 and 2011, GAAP advertising expense for Roto-Rooter totaled $5,624,000 and $5,918,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2012 and 2011 would total $6,330,000 and $6,168,000, respectively.

(d)

VITAS has 8 large (greater than 450 ADC), 16 medium (greater than 200 but less than 450 ADC) and 28 small (less than 200 ADC) hospice programs. Of VITAS' 35 unique Medicare provider numbers, 31 provider numbers have a Medicare cap cushion of 10% or greater during the first six months of the Medicare cap year; two provider numbers have a Medicare cap cushion between 5% and 10%; and two provider numbers have a cap cushion between 0% and 5%.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901